                                                                   EXHIBIT 99

               UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma financial information combines the historical consolidated balance sheets and statements of income of Puget Sound Power and Light Company ("Puget") and Washington Energy Company ("WECo") after giving effect to the merger. The unaudited pro forma condensed balance sheets give effect to the merger as if it had occurred at each balance sheet date. The unaudited pro forma condensed statements of income for each of the three years in the period ended December 31, 1995, and the three months and twelve months ended March 31, 1996, give effect to the merger as if it had occurred on January 1, 1993. These statements are prepared on the basis of accounting for the merger as a pooling-of-interests and are based on the assumptions set forth in the notes thereto. The following pro forma financial information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of Puget, WECo and Washington Natural Gas Company ("WNG"), a wholly-owned subsidiary of WECo. The following information is not necessarily indicative of the operating results or financial position that would have occurred had the merger been consummated on the date, or at the beginning of the periods, for which the merger is being given effect, nor is it necessarily indicative of future operating results or financial position.

EXHIBIT 99
PAGE 2

PUGET SOUND ENERGY
PRO FORMA CONDENSED BALANCE SHEET
AT MARCH 31, 1996
(Thousands of dollars)
(unaudited)
                                                                                Pro Forma
                                                        Puget(1)     WECo(1)    Combined
                                                       ----------  ----------   ----------
ASSETS
Property, Plant and Equipment:
  Utility plant                                        $3,421,470  $1,092,224   $4,513,694
  Coal and other                                                       15,661       15,661
  Accumulated provisions for depreciation
    and amortization                                    1,139,659     289,388    1,429,047
                                                        ---------   ---------    ---------
    Net property, plant and equipment                   2,281,811     818,497    3,100,308
                                                        ---------   ---------    ---------
Other Property and Investments:
  Investment in Bonneville Exchange Power Contract         92,412                   92,412
  Investment in and advances to subsidiaries               95,943                   95,943
  Investment in unconsolidated affiliate                               69,393       69,393
  Other                                                    12,945                   12,945
                                                        ---------   ---------    ---------
    Total other property and investments                  201,300      69,393      270,693
                                                        ---------   ---------    ---------
Current Assets:
  Cash                                                      3,902       8,277       12,179
  Accounts receivable                                     142,203      18,627      160,830
  Estimated unbilled revenue                               60,263      15,607       75,870
  PRAM accrued revenues                                    45,647                   45,647
  Materials and supplies, at average cost                  45,062      17,965       63,027
  Prepayments and other                                     4,021      11,163       15,184
                                                        ---------   ---------    ---------
    Total current assets                                  301,098      71,639      372,737
                                                        ---------   ---------    ---------
Long-Term Assets:
  Regulatory asset for deferred income taxes              246,015      17,605      263,620
  PRAM accrued revenues (net of current portion)           44,211                   44,211
  Unamortized energy conservation charges                  39,010                   39,010
  Other                                                   125,786      34,732      160,518
                                                        ---------   ---------    ---------
    Total long-term assets                                455,022      52,337      507,359
                                                        ---------   ---------    ---------
      TOTAL ASSETS                                     $3,239,231  $1,011,866   $4,251,097
                                                        =========   =========    =========

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

EXHIBIT 99
PAGE 3

PUGET SOUND ENERGY
PROFORMA CONDENSED BALANCE SHEET
AT MARCH 31, 1996
(Thousands of dollars)
(unaudited)

                                                                                Pro Forma
                                                         Puget(1)    WECo(1)    Combined
                                                        ----------  ----------  ----------
CAPITALIZATION AND LIABILITIES
Capitalization:
  Common stock and additional paid-in capital (4)      $  965,372   $  324,873   $1,290,245
  Earnings reinvested (Accumulated deficit)               223,892     (110,169)     113,723
  Preferred stock not subject to mandatory redemption     125,000       90,000      215,000
  Preferred stock subject to mandatory redemption          87,839                    87,839
  Long-term debt                                          920,476      344,920    1,265,396
                                                        ---------    ---------    ---------
    Total capitalization                                2,322,579      649,624    2,972,203
                                                        ---------    ---------    ---------
Current Liabilities:
  Accounts payable                                         41,886       22,045       63,931
  Short-term debt                                         133,740      125,918      259,658
  Current maturities of long-term debt                      8,000          140        8,140
  Accrued taxes                                            76,450       17,344       93,794
  Other                                                    74,580       79,048      153,628
                                                        ---------    ---------    ---------
    Total current liabilities                             334,656      244,495      579,151
                                                        ---------    ---------    ---------
Deferred Taxes:
  Deferred income taxes                                   523,973       71,655      595,628
  Deferred investment credits                                 207        8,962        9,169
                                                        ---------    ---------    ---------
    Total deferred taxes                                  524,180       80,617      604,797
                                                        ---------    ---------    ---------
Other Deferred Credits:
  Customer advances for construction                       19,559       15,401       34,960
  Other                                                    38,257       21,729       59,986
                                                        ---------    ---------    ---------
    Total other deferred credits                           57,816       37,130       94,946
                                                        ---------    ---------    ---------
      TOTAL CAPITALIZATION AND LIABILITIES             $3,239,231   $1,011,866   $4,251,097
                                                        =========    =========    =========

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

EXHIBIT 99
PAGE 4

PUGET SOUND ENERGY
PROFORMA CONDENSED BALANCE SHEET
AT DECEMBER 31, 1995
(Thousands of dollars)
(unaudited)

                                                                                   Pro Forma
                                                         Puget(1)    WECo(1)       Combined
                                                        ----------   ----------   ----------
ASSETS
Property, Plant and Equipment:
  Utility plant                                         $3,400,723   $1,055,322   $4,456,045
  Coal and other                                                         15,621       15,621
  Accumulated provisions for depreciation
    and amortization                                     1,118,678      273,735    1,392,413
                                                         ---------    ---------    ---------
    Net property, plant and equipment                    2,282,045      797,208    3,079,253
                                                         ---------    ---------    ---------
Other Property and Investments:
  Investment in Bonneville Exchange Power Contract          94,241                    94,241
  Investment in and advances to subsidiaries                95,459                    95,459
  Investment in unconsolidated affiliate                                 70,313       70,313
  Other                                                     12,111                    12,111
                                                         ---------    ---------    ---------
    Total other property and investments                   201,811       70,313      272,124
                                                         ---------    ---------    ---------
Current Assets:
  Cash                                                      12,498        9,315       21,813
  Accounts receivable                                      124,086       10,830      134,916
  Estimated unbilled revenue                                80,363        9,607       89,970
  PRAM accrued revenues                                     59,123                    59,123
  Materials and supplies, at average cost                   46,407       31,968       78,375
  Prepayments and other                                      4,352       14,649       19,001
                                                         ---------    ---------    ---------
    Total current assets                                   326,829       76,369      403,198
                                                         ---------    ---------    ---------
Long-Term Assets:
  Regulatory asset for deferred income taxes               249,731       17,605      267,336
  PRAM accrued revenues (net of current portion)            55,673                    55,673
  Unamortized energy conservation charges                   37,889                    37,889
  Other                                                    115,017       27,995      143,012
                                                         ---------    ---------    ---------
    Total long-term assets                                 458,310       45,600      503,910
                                                         ---------    ---------    ---------
      TOTAL ASSETS                                      $3,268,995   $  989,490   $4,258,485
                                                         =========    =========    =========

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

EXHIBIT 99
PAGE 5

PUGET SOUND ENERGY
PROFORMA CONDENSED BALANCE SHEET
AT DECEMBER 31, 1995
(Thousands of dollars)
(unaudited)

                                                                                   Pro Forma
                                                         Puget(1)     WECo(1)     Combined
                                                        ----------   ----------   ----------
CAPITALIZATION AND LIABILITIES
Capitalization:
  Common stock and additional paid-in capital (4)      $   965,372   $  322,964   $1,288,336
  Earnings reinvested (Accumulated deficit)                210,532     (126,278)      84,254
  Preferred stock not subject to mandatory redemption      125,000       90,000      215,000
  Preferred stock subject to mandatory redemption           89,039                    89,039
  Long-term debt                                           920,439      310,060    1,230,499
                                                         ---------    ---------    ---------
    Total capitalization                                 2,310,382      596,746    2,907,128
                                                         ---------    ---------    ---------
Current Liabilities:
  Accounts payable                                          50,269       32,755       83,024
  Short-term debt                                          167,049      161,994      329,043
  Current maturities of long-term debt                      43,000       30,140       73,140
  Accrued taxes                                             36,321       12,556       48,877
  Other                                                     72,288       49,071      121,359
                                                         ---------    ---------    ---------
    Total current liabilities                              368,927      286,516      655,443
                                                         ---------    ---------    ---------
Deferred Taxes:
  Deferred income taxes                                    528,400       70,467      598,867
  Deferred investment credits                                  311        9,352        9,663
                                                         ---------    ---------    ---------
    Total deferred taxes                                   528,711       79,819      608,530
                                                         ---------    ---------    ---------
Other Deferred Credits:
  Customer advances for construction                        19,972       14,252       34,224
  Other                                                     41,003       12,157       53,160
                                                         ---------    ---------    ---------
    Total other deferred credits                            60,975       26,409       87,384
                                                         ---------    ---------    ---------
      TOTAL CAPITALIZATION AND LIABILITIES              $3,268,995   $  989,490   $4,258,485
                                                         =========    =========    =========

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

EXHIBIT 99
PAGE 6

PUGET SOUND ENERGY
PRO FORMA CONDENSED STATEMENT OF INCOME
FOR THREE MONTHS ENDED MARCH 31, 1996
(Thousands, except per share amounts)
(unaudited)

                                                                                Pro Forma
                                                        Puget(1)     WECo(1)    Combined(5)
                                                       ----------   ----------  -----------
OPERATING REVENUES                                       $331,009     $155,289    $486,298
OPERATING EXPENSES:
  Purchased and interchanged power and gas purchases      115,626       69,465     185,091
  Other operating expenses and maintenance                 60,357       23,267      83,624
  Depreciation, depletion and amortization                 27,478        9,064      36,542
  Taxes other than federal income taxes                    31,827       13,680      45,507
  Federal income taxes                                     31,033       10,331      41,364
                                                          -------      -------     -------
    Total operating expenses                              266,321      125,807     392,128
                                                          -------      -------     -------
OPERATING INCOME                                           64,688       29,482      94,170
                                                          -------      -------     -------
OTHER INCOME (EXPENSE):
  Preferred dividend requirement - WNG (6)                    --        (1,755)         --
  Other - net of taxes                                      1,119          512       1,631
                                                          -------      -------     -------
    Total other income (expense)                            1,119       (1,243)      1,631
                                                          -------      -------     -------
INCOME BEFORE INTEREST CHARGES                             65,807       28,239      95,801
INTEREST CHARGES                                           19,388       10,216      29,604
                                                          -------      -------     -------
INCOME FROM CONTINUING OPERATIONS BEFORE
  PREFERRED DIVIDENDS                                      46,419       18,023      66,197
LESS PREFERRED STOCK DIVIDEND ACCRUALS                      3,743           --       5,498
                                                          -------      -------     -------
INCOME FOR COMMON STOCK (2)                              $ 42,676     $ 18,023    $ 60,699
                                                          =======      =======     =======
COMMON SHARES OUTSTANDING WEIGHTED AVERAGE (3)             63,641       24,139      84,401
EARNINGS PER SHARE (2)                                   $   0.67     $   0.75    $   0.72

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

EXHIBIT 99
PAGE 7

PUGET SOUND ENERGY
PRO FORMA CONDENSED STATEMENT OF INCOME
FOR THE TWELVE MONTHS ENDED MARCH 31, 1996
(Thousands, except per share amounts)
(unaudited)

                                                                                Pro Forma
                                                        Puget(1)     WECo(1)    Combined(5)
                                                       ----------   ----------  -----------
OPERATING REVENUES                                     $1,171,994   $  412,631  $1,584,625
OPERATING EXPENSES:
  Purchased and interchanged power and gas purchases      413,320      180,562     593,882
  Other operating expenses and maintenance                247,987       93,775     341,762
  Depreciation, depletion and amortization                108,037       34,123     142,160
  Taxes other than federal income taxes                   110,669       39,996     150,665
  Federal income taxes                                     83,064        7,867      90,931
                                                        ---------    ---------   ---------
    Total operating expenses                              963,077      356,323   1,319,400
                                                        ---------    ---------   ---------
OPERATING INCOME                                          208,917       56,308     265,225
                                                        ---------    ---------   ---------
OTHER INCOME (EXPENSE):
  Preferred dividend requirement - WNG (6)                     --       (7,020)         --
  Other - net of taxes                                      7,114      (44,650)    (37,536)
                                                        ---------    ---------   ---------
    Total other income (expense)                            7,114      (51,670)    (37,536)
                                                        ---------    ---------   ---------
INCOME BEFORE INTEREST CHARGES                            216,031        4,638     227,689
INTEREST CHARGES                                           82,638       42,025     124,663
                                                        ---------    ---------   ---------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
     PREFERRED DIVIDENDS                                 133,393       (37,387)    103,026
LESS PREFERRED STOCK DIVIDEND ACCRUALS                    15,308            --      22,328
                                                        ---------    ---------   ---------
INCOME (LOSS) FOR COMMON STOCK (2)                     $  118,085   $  (37,387) $   80,698
                                                        =========    =========   =========
COMMON SHARES OUTSTANDING WEIGHTED AVERAGE (3)             63,641       24,049      84,323
EARNINGS (LOSS) PER SHARE (2)                          $     1.86   $    (1.55) $     0.96

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

EXHIBIT 99
PAGE 8

PUGET SOUND ENERGY
PRO FORMA CONDENSED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1995
(Thousands, except per share amounts)
(unaudited)

                                                                                Pro Forma
                                                        Puget(1)     WECo(1)    Combined(5)
                                                       ----------   ----------  -----------
OPERATING REVENUES                                     $1,179,330   $  443,611  $1,622,941
OPERATING EXPENSES:
  Purchased and interchanged power and gas purchases      409,541      219,022     628,563
  Other operating expenses and maintenance                253,541       93,184     346,725
  Depreciation, depletion and amortization                107,582       33,128     140,710
  Taxes other than federal income taxes                   109,533       40,974     150,507
  Federal income taxes                                     84,545        5,507      90,052
                                                        ---------    ---------   ---------
    Total operating expenses                              964,742      391,815   1,356,557
                                                        ---------    ---------   ---------
OPERATING INCOME                                          214,588       51,796     266,384
                                                        ---------    ---------   ---------
OTHER INCOME (EXPENSE):
  Preferred dividend requirement - WNG (6)                     --       (7,126)         --
  Other - net of taxes                                      7,676      (45,204)    (37,528)
                                                        ---------    ---------   ---------
    Total other income (expense)                            7,676      (52,330)    (37,528)
                                                        ---------    ---------   ---------
INCOME (LOSS) BEFORE INTEREST CHARGES                     222,264         (534)    228,856
INTEREST CHARGES                                           86,544       40,528     127,072
                                                        ---------    ---------   ---------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
     PREFERRED DIVIDENDS                                 135,720       (41,062)    101,784
LESS PREFERRED STOCK DIVIDEND ACCRUALS                     15,528           --      22,654
                                                        ---------    ---------   ---------
INCOME (LOSS) FOR COMMON STOCK (2)                     $  120,192   $  (41,062) $   79,130
                                                        ========     =========   =========
COMMON SHARES OUTSTANDING WEIGHTED AVERAGE (3)             63,641       23,893      84,189
EARNINGS (LOSS) PER SHARE (2)                          $     1.89   $   (1.72) $     0.94

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

EXHIBIT 99
PAGE 9

PUGET SOUND ENERGY
PRO FORMA CONDENSED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1994
(Thousands, except per share amounts)
(unaudited)

                                                                                Pro Forma
                                                        Puget(1)     WECo(1)    Combined(5)
                                                       ----------   ----------  -----------
OPERATING REVENUES                                     $1,194,058   $  432,025  $1,626,083
OPERATING EXPENSES:
  Purchased and interchanged power and gas purchases      394,758      223,502     618,260
  Other operating expenses and maintenance                301,984      118,065     420,049
  Depreciation, depletion and amortization                115,738       30,901     146,639
  Taxes other than federal income taxes                   107,821       38,086     145,907
  Federal income taxes(7)                                  80,259       (6,697)     74,108
                                                        ---------    ---------   ---------
    Total operating expenses                            1,000,560      403,857   1,404,963
                                                        ---------    ---------   ---------
OPERATING INCOME                                          193,498       28,168     221,120
                                                        ---------    ---------   ---------
OTHER INCOME (EXPENSE):
  Pre-tax loss on merger of subsidiary(7)                      --       (6,304)         --
  Federal income taxes on merger of subsidiary(7)              --      (23,711)         --
  Preferred dividend requirement - WNG (6)                     --       (3,970)         --
  Other - net of taxes(7)                                  12,820       (2,732)     12,362
                                                        ---------    ---------   ---------
    Total other income (expense)                           12,820      (36,717)     12,362
                                                        ---------    ---------   ---------
INCOME (LOSS) BEFORE INTEREST CHARGES                     206,318       (8,549)    233,482
INTEREST CHARGES(7)                                        86,259       36,298     120,997
                                                        ---------    ---------   ---------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
  PREFERRED DIVIDENDS                                     120,059      (44,847)    112,485
LESS PREFERRED STOCK DIVIDEND ACCRUALS                     15,731            9      19,710
LESS EXCESS PREMIUM PREFERRED REDEMPTION                       --          673         673
                                                        ---------    ---------   ---------
INCOME (LOSS) FOR COMMON STOCK (2)                     $  104,328   $  (45,529) $   92,102
                                                        =========    =========   =========
COMMON SHARES OUTSTANDING WEIGHTED AVERAGE (3)             63,632       23,486      83,830
EARNINGS (LOSS) PER SHARE (2)                          $     1.64   $    (1.94) $     1.10

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

EXHIBIT 99
PAGE 10

PUGET SOUND ENERGY
PRO FORMA CONDENSED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1993
(Thousands, except per share amounts)
(unaudited)

                                                                                Pro Forma
                                                        Puget(1)     WECo(1)    Combined(5)
                                                       ----------   ----------  -----------
OPERATING REVENUES                                     $1,112,878   $  470,392  $1,583,270
OPERATING EXPENSES:
  Purchased and interchanged power and gas purchases      317,642      180,893     498,535
  Other operating expenses and maintenance                283,998      147,116     431,114
  Depreciation, depletion and amortization                115,690       38,274     153,964
  Taxes other than federal income taxes                   100,598       38,895     139,493
  Federal income taxes                                     83,970        9,645      93,615
                                                        ---------    ---------   ---------
    Total operating expenses                              901,898      414,823   1,316,721
                                                        ---------    ---------   ---------
OPERATING INCOME                                          210,980       55,569     266,549
                                                        ---------    ---------   ---------
OTHER INCOME (EXPENSE):
  Preferred dividend requirement - WNG (6)                     --       (2,612)         --
  Other - net of taxes                                     13,578          717      14,295
                                                        ---------    ---------   ---------
    Total other income (expense)                           13,578       (1,895)     14,295
                                                        ---------    ---------   ---------
INCOME BEFORE INTEREST CHARGES                            224,558       53,674     280,844
INTEREST CHARGES                                           86,231       31,639     117,870
                                                        ---------    ---------   ---------
INCOME FROM CONTINUING OPERATIONS BEFORE
  PREFERRED DIVIDENDS                                     138,327       22,035     162,974
LESS PREFERRED STOCK DIVIDEND ACCRUALS                     16,442          101      19,155
                                                        ---------    ---------   ---------
INCOME FOR COMMON STOCK (2)                            $  121,885   $   21,934  $  143,819
                                                        =========    =========   =========
COMMON SHARES OUTSTANDING WEIGHTED AVERAGE (3)             60,931       22,996      80,708
EARNINGS PER SHARE (2)                                 $     2.00   $     0.95  $     1.78

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

                                                                  EXHIBIT 99
                                                                     PAGE 11


          NOTES TO UNAUDITED PROFORMA CONDENSED FINANCIAL STATEMENTS

(1) Puget's fiscal year ends on December 31. WECo's fiscal year ends on September 30. The pro forma financial data for the years ended December 31, 1993-95 reflect fiscal years ended December 31 for Puget and September 30 for WECo. The financial data for the three months and twelve months ended March 31, 1996 are the results of three months and twelve months ended March 31, 1996 for Puget and WECo.

(2) Income (Loss) for Common Stock and Earnings per Share are based on income from continuing operations after preferred dividend requirements. Results of discontinued operations for WECo and WNG have been excluded for 1993 and 1994.

(3) The Pro Forma Condensed Financial Statements reflect the conversion of each share of WECo common stock outstanding into .860 share of Puget Sound Energy common stock and the issuance of Puget Sound Energy preferred stock for WNG preferred stock. The Pro Forma Condensed Financial Statements are presented as if the merger had been consummated prior to the periods presented.

(4) The number of shares of common stock outstanding, by company, were as follows:

                               Puget         WECo      Pro Forma
                             ----------   ----------   ----------
     at December 31, 1995    63,641,000   24,128,000   84,391,000
     at March 31, 1996       63,641,000   24,174,000   84,431,000

(5) The pro forma financial statements do not reflect the $370 million net cost savings estimated to be achieved in the 10-year period following consummation of the merger. The terms and conditions under which the Washington Utilities and Transportation Commission may approve the merger are unknown.

(6) Assumes WNG preferred stock has been exchanged for Puget Sound Energy preferred stock. In the Pro Forma Condensed Statements of Income, these dividend requirements are included in "Preferred Stock Dividend Accruals."

(7) The results of operations for 1994 reflect pro forma adjustments to eliminate the loss on the merger of WECo's oil and gas subsidiary and to reflect the earnings from the investment in the independent oil and gas company for the entire year.